EQUITABLE ACCUMULATOR ADVISOR (IRA)


                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.
------


OWNER:     [JOHN DOE] [Owner must be the Annuitant]

ANNUITANT: [JOHN DOE]                        Age: [60]             Sex: [Male]

CONTRACT NUMBER:     [00000]

  ENDORSEMENTS ATTACHED: Endorsement Applicable to [IRA, Roth IRA] Contracts
                         Endorsement Applicable to Market Value Adjustment Terms Rider to Endorsement Applicable to Market Value Adjustment Terms

    ISSUE DATE:              [October 1, 1999]

    CONTRACT DATE:           [October 1, 1999]

ANNUITY COMMENCEMENT DATE:   [August 22, 2027]

    [APPLICABLE FOR ANNUITANT ISSUE AGE 20 THROUGH 83 FOR ROLLOVER TRADITIONAL IRA, CONVERSION ROTH IRA AND FLEXIBLE PREMIUM ROTH IRA]

    [APPLICABLE FOR ANNUITANT ISSUE AGE 20 THROUGH 70 FOR FLEXIBLE PREMIUM TRADITIONAL IRA]
    THE MAXIMUM MATURITY AGE IS AGE [90] -- SEE SECTION
    7.03. The Annuity Commencement Date may not be later than the Processing Date which follows your [90th] birthday.

    [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]

    However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to IRA Contracts).

GUARANTEED BENEFITS: Guaranteed Minimum Death Benefit (Annual Ratchet to Age 80)

BENEFICIARY: [JANE DOE]

No. 94ICIA/B                                        Data page 1        [ADVISOR]


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PART B - - THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.
------
INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):       [$25,000.00]
INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.
INVESTMENT OPTIONS                                 ALLOCATION (SEE SECTION 3.01)
------------------                                 -----------------------------
o  [Alliance Aggressive Stock Fund
o  Alliance Common Stock Fund
o  Alliance Conservative Investors
o  Alliance Global
o  Alliance Growth and Income
o  Alliance Growth Investors                             [$15,000.00]
o  Alliance High Yield Fund
o  Alliance Intermediate Government Securities
o  Alliance International
o  Alliance Money Market Fund                              [$2,500.00]
o  Alliance Small Cap Growth Fund
o  EQ/Alliance Premier Growth Fund
o  EQ/Alliance Technology
o  EQ/AXP New Dimensions
o  EQ/AXP Aggressive
o  EQ Equity 500 Index
o  EQ International Equity Index
o  EQ Small Company Index                                 [$2,500.00]
o  Capital Guardian Research Fund
o  Capital Guardian U.S. Equity Fund
o  EQ/Evergreen
o  EQ/Evergreen Foundation FI Mid Cap
o  FI Small/Mid Cap Value
o  EQ/Putnam Balanced
o  EQ/Putnam Growth & Income Value Fund
o  EQ/Janus Large Cap Growth                              [$2,500.00]
o  MFS Emerging Growth Companies Fund
o  MFS Growth with Income Fund
o  MFS Research Fund
o  Mercury Basic Value Equity
o  Mercury World Strategy                                 [$2,500.00]
o  Morgan Stanley Emerging Markets Equity Fund
o  T. Rowe Price Equity Income
o  T. Rowe Price International Stock]
o  GUARANTEE PERIODS [(CLASS I)]
     EXPIRATION DATE AND GUARANTEED RATE
     [February 15, 2001
     February 15, 2002
     February 15, 2003
     February 15, 2004
     February 15, 2005
     February 15, 2006
     February 15, 2007
     February 15, 2008
     February 15, 2009
     February 15, 2010]                     ---------------------------
                                                 TOTAL:   [$25,000.00]


No. 94ICIA/B                                            Data page 2    [ADVISOR]
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Investment Options shown are Investment Funds of our Separate Account No. 45 and
Guarantee Periods shown are in the Guaranteed Period Account. See Endorsement Applicable to Market Value Adjustment Terms.

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Contract will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.18): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.03): (See Data pages, Part C; Allocation Restrictions)

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Except as indicated below, your initial and any subsequent Contributions are allocated according to your instructions.

If you have elected Principal Assurance a portion of your initial Contribution is allocated by us to a Guarantee Period you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds according to your instructions. Any subsequent Contributions will be allocated according to your instructions. (See Data pages, Part C; Allocation Restrictions)

CONTRIBUTION LIMITS (SEE SECTION 3.02):

      [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR THE TRADITIONAL IRA MARKET:]

      We will only accept initial Contributions of at least [$25,000] in the form of either a rollover Contribution or a direct custodian-to-custodian transfer from other traditional individual retirement arrangements. Subsequent Contributions may be made in an amount of at least [$1,000]. Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of [$2,000] a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the [$2,000] annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age [70 1/2] and thereafter. Rollover and direct transfer Contributions may be made at any time until you attain age [84]*. However, any amount contributed after you attain age [70 1/2] must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates).

            [FLEXIBLE PREMIUM TRADITIONAL IRA CERTIFICATES WILL REFLECT THE
             FOLLOWING:]

            We will only accept an initial Contribution of at least [$2,000] in the form of a: (i) "Regular" (deductible or non-deductible) IRA Contribution; (ii) rollover Contribution, or (iii) direct custodian-to-custodian transfer from other traditional individual retirement arrangements. Rollover Contributions and custodian-to-custodian transfers must be derived from "regular" IRA Contributions. Subsequent Contributions may be made in an amount of at least [$50]. Subsequent Contributions may be "regular" IRA Contributions (limited to a maximum of [$2,000] a year), rollover Contributions or direct transfers. Rollover Contributions and direct transfers are not subject to the [$2,000] annual limit. "Regular" IRA Contributions may not be made for the taxable year in which you attain age [70 1/2] and thereafter. Rollover

No. 94ICIA/B                                            Data page 3    [ADVISOR]

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            and direct transfer Contributions may be made at any time
            until you attain age [71]. However, any amount contributed after you attain age [70 1/2] must be net of your minimum distribution for the year in which the rollover or direct transfer Contribution is made (see item 2 Annuity Commencement Date in Endorsement Applicable to IRA Certificates).

      [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR THE ROTH IRA MARKET:]

      We will only accept initial Contributions of at least [$25,000] in the form of either a rollover Contribution from Traditional IRAs, or Roth IRAs, or direct custodian-to-custodian transfers from other Roth IRAs. Subsequent Contributions may be made in an amount of at least [$1,000]. We will not accept "regular" IRA Contributions to Roth IRAs. Rollover Contributions and direct custodian-to-custodian transfers can be made any time until you attain age [84]*.

           [FLEXIBLE PREMIUM ROTH IRA CERTIFICATES WILL REFLECT THE FOLLOWING:]

            We will only accept an initial Contribution of at least [$2,000] in the form of either a (i) standard Roth IRA Contribution; (ii) rollover Contribution from Traditional IRAs, or Roth IRAs, or (iii) direct custodian-to-custodian transfers from other Roth IRAs. Subsequent Contributions may be made in an amount of at least [$50]. We will not accept "regular" IRA Contributions to Roth IRAs. Rollover Contributions and direct custodian-to-custodian transfers can be made any time until you attain age [84]*.

We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among the Investment Options may be made at any time during the Contract Year. (See Data pages, Part C)

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken.

     [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
     Minimum Distribution Withdrawals - Unless you specify otherwise, Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds.

If there is insufficient value or no value in the Investment Funds, any additional amount of the withdrawal required or the total amount of the withdrawal, as applicable, will be withdrawn from the Guarantee Periods in order of the earliest Expiration Date(s) first.

No. 94ICIA/B                                            Data page 4    [ADVISOR]

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DATA PAGES (CONT'D)


WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01):

     [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
     Minimum Distribution Withdrawals - May be elected in the year in which you attain age 70 1/2 or at a later date. Minimum Distribution Withdrawals will be made annually.

     [APPLICABLE FOR ROTH IRA CONTRACTS]
     None

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): [Lump Sum Withdrawals minimum - $1,000; Systematic Withdrawals minimum - $250.]

     [APPLICABLE FOR TRADITIONAL IRA CONTRACTS]
      Minimum Distribution Withdrawals minimum - [$250.]

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will NOT exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit defined below.

Guaranteed Minimum Death Benefit

[APPLICABLE FOR ANNUITANT ISSUE AGE 20 THROUGH 79]
Annual Ratchet to Age 80 - On the Contract Date the Guaranteed Minimum Death Benefit is equal to the Contribution. Thereafter, on each Contract Date anniversary through the Annuitant's age 80, if the Annuity Account Value is greater than the current Guaranteed Minimum Death Benefit, the Guaranteed Minimum Death Benefit is reset to equal the Annuity Account Value. The Guaranteed Minimum Death Benefit is also adjusted for any subsequent Contributions, transfers into the Investment Funds, and transfers and withdrawals from such Funds.

Each withdrawal will cause a reduction in the current Guaranteed Minimum Death Benefit on a pro rata basis.

[IF A SUCCESSOR OWNER/ANNUITANT IS ELECTED]
If the Successor Owner/Annuitant election is made upon the Annuitant's death, the Annuity Account Value will be increased to the then current Guaranteed

No. 94ICIA/B                                            Data page 5    [ADVISOR]

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Minimum Death Benefit if such amount is greater (including any optional Death
Benefit Rider amounts, if listed as an attached Rider on Data Page 1). The increase, if any, will be allocated in accordance with the current instructions on file. In determining whether the Guaranteed Minimum Death Benefit is still in effect, we will use the age of the Successor Owner/Annuitant as of the date we receive due proof of death of the original Annuitant.

[APPLICABLE FOR ANNUITANT ISSUE AGE 80 AND OLDER]
Return of Contributions - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the initial Contribution is adjusted for any subsequent Contributions and any withdrawals.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04):  [Life Annuity 10 Year Period
Certain]

ANNUITIZATION AGE                     LENGTH OF PERIOD CERTAIN
-----------------                     ------------------------
[Up to age 79                                        10
80 through 81                                         9
82 through 83                                         8
84 through 86                                         7
87 through 89                                         6
90                                                   5]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

WITHDRAWAL CHARGES (SEE SECTION 8.01): None

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

[THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR FLEXIBLE PREMIUM IRAS (BOTH TRADITIONAL AND ROTH)]
           [Annual Administrative Charge: We will deduct a charge if your Annuity Account Value on each Contract Date anniversary before the deduction of any other charges is less than [$25,000.] During the first two Contract Years the charge is equal to the lesser of 2% of your account value or [$30]. Thereafter, the charge is [$30] for each Contract Year. If your Annuity Account Value on the Contract Date anniversary is [$25,000] or more, the charge will equal zero.]

Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain

No. 94ICIA/B                                            Data page 6    [ADVISOR]

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DATA PAGES (CONT'D)

states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis. If there is insufficient value in the Investment Funds, all or a portion of the charge will be deducted from the Annuity Account Value with respect to the Guarantee Periods in order of the earliest Expiration Date(s) first.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03): Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

[Mortality and Expense Risks and Administration Charge: Annual rate not to exceed 0.50% (equivalent to a daily rate of 0.0013698%).]

No. 94ICIA/B                                            Data page 7    [ADVISOR]

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PART C -- THIS PART LISTS THE TERMS WHICH APPLY TO THE ENDORSEMENT APPLICABLE TO
------    MARKET VALUE ADJUSTMENT TERMS (MVA ENDORSEMENT).

ALLOCATION RESTRICTIONS (SEE SECTION 3.01): If you are age 76 or older, allocations may be made only to Guarantee Periods with maturities of five years or less; however, in no event may allocations be made to Guarantee Periods with maturities beyond the February 15th immediately following the Annuity Commencement Date.

TRANSFERS AT EXPIRATION DATE (SEE ITEM 1 OF MVA ENDORSEMENT): If no election is made with respect to amounts in the Guaranteed Period Account as of the Expiration Date, such amounts will be transferred into the Guarantee Period with the earliest Expiration Date.

MARKET VALUE ADJUSTMENT (MVA) ON TRANSFERS AND WITHDRAWALS (SEE ITEM 2 OF MVA ENDORSEMENT): The MVA (positive or negative) resulting from a withdrawal or transfer of a portion of the amount in a Guarantee Period will be a percentage of the MVA that would be applicable upon a withdrawal of all the Annuity Account Value from a Guarantee Period. This percentage is determined by (i) dividing the amount of the withdrawal or transfer from the Guarantee Period by (ii) the Annuity Account Value in such Guarantee Period prior to the withdrawal or transfer.

TRANSFER RULES (SEE SECTION 4.02): Transfers may not be made to a Guarantee Period maturing in the current calendar year. Guarantee Periods to which transfers may be made are limited based on your attained age (see Allocation Restrictions above).

MVA FORMULA (SEE ITEM 3 OF MVA ENDORSEMENT): The Guaranteed Rate for new allocations to a Guarantee Period is the rate we have in effect for this purpose even if new allocations to that Guarantee Period would not be accepted at the time. This rate will not be less than 3%.

The current rate percentage we use in item (c) of the formula is 0.00%. For purposes of calculating the MVA only, we reserve the right to add up to 0.25% to such current rate percentage.

SEPARATE ACCOUNT (SEE ITEM 5 OF MVA ENDORSEMENT): The portion of the assets of Separate Account No. 46 equal to the reserves and other contract liabilities will not be chargeable with liabilities which arise out of any other business we conduct.


No. 94ICIA/B                                             Data page 8   [ADVISOR]